As filed with the Securities and Exchange Commission on December 23, 1996
Registration    No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                          __________________________
                                   FORM S-3
                            REGISTRATION STATEMENT
                                    Under
                          The Securities Act of 1933
                          __________________________
                        GRAND TOYS INTERNATIONAL, INC.
            (Exact name of Registrant as Specified in its Charter)

       Nevada                                           87-0454155
(State or Other Jursidiction                         (I.R.S. Employer
    or Organization)                                 Identification No.)


                          1710 Route Transcanadienne
                        Dorval, Quebec, Canada H9P 1H7
                                (514) 685-2180
 (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                  Registrant's Principal Executive Offices)
                              _________________

                                Stephen Altro
                                  President
                        Grand Toys International, Inc.
                          1710 Route Transcanadienne
                        Dorval, Quebec, Canada H9P 1H7
                                (514)685-2180
   (Name, Including Zip Code, and Telephone Number, Including Area Code, of
                              Agent for Service)
                              _________________

 Copies of all communications, including all communications sent to the Agent for Service, should be sent to:

                              Paul J. Pollock, Esq.
                              Piper & Marbury L.L.P.
                           1251 Avenue of the Americas
                             New York, NY 10020-1104
                                  (212) 835-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box:|X|

                       CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
Title of Shares   Amount to   Proposed Maximum  Proposed Maximum   Amount of
to be Registered  Registered  Offering Price    Aggregate Offering Registration
                              Per Unit (1)      Price(1)           Fee

-------------------------------------------------------------------------------
Common Stock,    183,486 shares $1.125          $206,421.75        $71.18
$.001 par value
-------------------------------------------------------------------------------
(1) Estimate solely for the purpose of calculating the registration fee in accordance with Rule 457(c) using the average of the high and low prices reported on the Nasdaq SmallCap Stock Market for the Registrant's Common Stock on December 16, 1996.

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                                   Subject to Completion
                                                   Dated December 23, 1996
      PROSPECTUS
                        GRAND TOYS INTERNATIONAL, INC.
                       183,486 Shares of Common Stock,
                         Par Value $ 0.001 Per Share


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE SECURITIES OFFERED HEREBY INVOLVE RISK. SEE "RISK FACTORS"
                                   ON PAGE 5.

                          __________________________

     This Prospectus relates to the offering by the Selling Stockholders named herein (the "Selling Stockholders") of up to an aggregate of 183,486 shares of Common Stock, par value $0.001 per share, of Grand Toys International, Inc. (the "Company") covered by this Prospectus, which may be offered and sold from time to time by the Selling Stockholders. The Company will not receive any proceeds from the sale of the shares by the Selling Stockholders. The shares offered hereby were acquired by the Selling Stockholders in connection with the settlement of a legal proceeding involving the Company. See "Plan of Distribution."

     The Common Stock is quoted on the Nasdaq SmallCap Stock Market ("NASDAQ") under the symbol "GRIN." On December 13, 1996 the closing bid and ask prices of the Common Stock, as reported on NASDAQ, were $1.094 and $1.125, respectively.

     The Selling Stockholders may from time to time sell the shares of the Common Stock offered hereby pursuant to this Prospectus. The shares of stock offered hereby may be sold by the Selling Stockholders in ordinary brokerage transactions, in transactions in which brokers solicit purchases, in negotiated transactions or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. See "Plan of Distribution." The Common Stock offered hereby is not subject to any underwriting agreement. Each Selling Shareholder and any brokers or dealers through or to whom the shares of Common Stock offered hereby may be sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event all brokerage commissions or discounts and other compensation received by such brokers or dealers may be deemed underwriting compensation. All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses which may be incurred by the Selling Stockholders will be borne by such Selling Stockholders. None of the securities offered pursuant to this Prospectus have been registered prior to the filing of the Registration Statement of which this Prospectus is a part.

     This Prospectus also relates to such additional securities as may be issued
to  the  Selling   Stockholders   because  of  future  stock  dividends,   stock
distributions, stock splits or similar capital readjustments.

                                 ___________

       The date of this Prospectus is              , 1996.

     This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. These documents are available upon request from Grand Toys International, Inc., 1710 Route Transcanadienne, Dorval, Quebec, Canada H9P 1H7, Attention Ron Goldenberg, Executive Vice President and Chief Financial Officer (Telephone: (514) 685-2180). In order to ensure timely delivery of the documents, potential investors should allow five to eight business days for delivery. See "Incorporation of Certain Information by Reference."

                             AVAILABLE INFORMATION

     No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus. If given or made, such representations must not be relied upon as having been authorized by the Company or any Selling Shareholder. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission, including the reports and other information incorporated by reference into this Prospectus, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Square, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials can be obtained from the public reference section of the Commission, 450 Fifth Street, N.W. Washington, D.C. 20549 at prescribed rates or from the Commission's Internet web site at http:\\www.sec.gov.

     The Company has filed with the Commission a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which were omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      The following documents filed by the Company with the Commission are incorporated herein by reference:

      (i)  Annual Report on Form 10-KSB for the fiscal year ended
December 31, 1995;

      (ii) Current Report on Form 8-K filed January 24, 1996;

      (iii)Quarterly Reports on Form 10-QSB for the quarters ended September 30, 1996, June 30, 1996, and March 31, 1996; and

      (iv) The description of the Company's capital stock contained in the Company's registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description filed with the Commission pursuant to Section 13 of the Exchange Act.

    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all documents which are incorporated by reference herein, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Ron Goldenberg, Executive Vice President and Chief Financial Officer, at the Company's principal executive offices.

                                 THE COMPANY

     Grand Toys International, Inc. (the "Company"), through its Canadian operating subsidiary, Grand Toys Ltd. ("Grand Canada"), has been engaged in the toy business in Canada for over 35 years and currently distributes a wide variety of toys throughout Canada. Grand Canada's toy business consists of two areas of operation: (i) the importation and distribution throughout Canada, on an exclusive basis, of a wide variety of well-known toy products designed and manufactured throughout the world; and (ii) the sale of toy products featuring popular characters licensed to the Company. Through a United States subsidiary, Grand Group Inc. ("Grand US"), the Company had commenced sales of a proprietary line of toy products in the United States and abroad in the first quarter of 1994. Due to continued operating losses and a lack of sufficient capital, Grand US ceased operations in September 1995. On January 4, 1996 an order for relief under Chapter 7 of the United States Bankruptcy Code was entered against Grand US. A trustee was appointed at that time to supervise the liquidation of Grand US's remaining assets.

     On October 24, 1996, the Company announced that it had entered into a distribution agreement with Pyramid Handbags Inc. ("Pyramid"). Under the terms of the agreement, Grand Canada will distribute Pyramid's product line, which includes backpacks, handbags, duffels, belt bags, small leather goods, umbrellas and rainwear throughout Canada on an exclusive basis. The Company has established a new subsidiary, Grand Concepts, Inc. ("Grand Concepts"), to market this new product line, and similar products. Grand Concepts also secured the rights to use the Star Wars(registered trademark symbol) license on the new product line.

     Grand Canada is the wholly-owned subsidiary of Grand Toys (U.S.) Ltd., which itself is a subsidiary of the Company. Grand Canada imports for distribution in Canada select toys from toy manufacturers who design, develop and manufacture such toys. These toys are generally the same products that such manufacturers market and sell in other countries. In determining which toys to import, Grand Canada examines such factors as consumer acceptance of the particular toys in other countries, Canadian consumer tastes based on similar toys distributed previously in Canada and the potential demand for such toys by Grand Canada's customers, which is partly determined in advance by exhibiting products to its customers prior to ordering the product from the toy manufacturer.

     Grand Canada's product line includes products featuring well-known character properties created by others. In order to obtain the right to manufacture and sell toy products featuring such character properties, Grand Canada enters into license agreements with the owners of such properties. Under the terms of the character property license agreements, Grand Canada pays royalties to licensers that generally range from 5% to 12% of sales of the toys utilizing such character properties. Generally, Grand Canada's character property license agreements provide it with the exclusive right to sell only specific products featuring the particular character property and limit the territory in which such products may be sold in Canada. Typically, each such license agreement extends for one to three years and may be renewed upon payment of certain minimum guarantees or the attainment of specified sales levels during the term of the license.

     Grand Canada has written license and distribution arrangements with two of the approximately fifteen toy manufacturers from whom it imports toys for distribution in Canada. Grand Canada selects products from a master product list provided to it by the manufacturer. The purchase price, depending on the arrangement with the supplier, consists of a fixed payment for each toy, a royalty fee based on gross sales of the products by Grand Canada in Canada or a combination of the two. Pursuant to these agreements, Grand Canada obtains the exclusive right to import and distribute throughout Canada the toy products selected by it. Where agreements have been entered into, they generally extend for one to five years and are generally exclusive for a specified product or product line. Generally, under such agreements and arrangements, Grand Canada is responsible for arranging and paying for shipping and other related costs and expenses. Delivery of products generally takes approximately one to five weeks.

                                USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the shares of Common Stock offered hereby. All of the proceeds from the sale of the shares of the Company's Common Stock offered hereby will be received by the Selling Stockholders. The Company will pay all of the expenses of the offering.

                                  RISK FACTORS

     THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER, AMONG OTHER THINGS, THE FOLLOWING FACTORS CONCERNING THE BUSINESS OF THE COMPANY AND THIS OFFERING.

     In addition to reviewing the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995, the following factors should be considered carefully in evaluating the Company and its business before purchasing the Common Stock offered hereby.

     History of Losses. Although for the nine months ended September 30, 1996, the Company had net income of $835,019, the Company incurred losses before taxes and extraordinary items for the years ended December 31, 1995, 1994, 1993 and 1992 of $2,971,804, $4,395,927, $278,611 and $17,936, respectively. There can be no assurance that the Company will be profitable in the future.

     Possible Conflicts of Interest. Certain relationships among the Company, its management and affiliates create various potential and actual conflicts of interest. Although it is the Company's policy that all material affiliated transactions and loans will be made or entered into on terms that are no less favorable to the Company than those that can be obtained from unaffiliated third parties and that such transactions must be approved by a majority of the directors who do not have an interest in the transaction, certain situations may arise in the future where such persons would be required to determine whether actions that could benefit or negatively impact the Company, could negatively impart or benefit the personal interests of that person.

     Dependence on Existing Management. The success of the Company is dependent on the expertise, experience and continued services of Stephen Altro, a director and the President of the Company, David Mars, a director and the Vice Chairman of the Company and Ron Goldenberg, a director and the Executive Vice President and Chief Financial Officer of the Company. Most decisions concerning the conduct of the Company's business are made or significantly influenced by such persons. The loss or interruption of the services of such persons could have a material adverse effect on the Company. The Company does not maintain "key man" insurance on the life of any such persons. The Company has entered into employment agreements, expiring on October 31, 1998, with each of Messrs. Altro, Mars and Goldenberg, which employment agreements include, among other things, provisions restricting such persons from competing with the Company during the term of their employment and for a period of two years thereafter if their employment with the Company is terminated for cause or voluntarily by such persons. In the event of the loss of any such persons, no assurances can be given that the Company will be able to obtain the services of adequate replacement personnel.

     Control  by  Certain  Existing   Shareholders.   Messrs.   Alto,  Mars  and
Goldenberg, directors and executive officers of the Company, together with an executive officer of Grand Canada (together with members of their immediate families) beneficially own approximately 42.64% of the Company's currently issued and outstanding stock. In addition, the foregoing persons beneficially own options to purchase an aggregate of 3,402,554 shares of Common Stock, which options, if exercised in full, together with the shares of Common Stock currently beneficially owned, would represent approximately 60.21% of the Company's issued and outstanding capital stock. Further, of these, options to purchase 2,127,554 shares are intended to represent an aggregate of 24.16% of the issued and outstanding capital stock on a fully diluted basis and are therefore subject to increase or decrease based upon changes in the number of shares of the Company's Common Stock from time to time outstanding. These adjustment provisions would have the effect of protecting these shareholders, in part, from dilution as a result of the subsequent issuances of stock by the Company.

     By virtue of the number of shares of Common Stock and options to purchase Common Stock owned by Messrs. Altro, Mars and Goldenberg, such persons will have the ability to determine the election of all the Company's directors and control most corporate actions. Messrs. Mars, Altro and Goldenberg could therefore vote against certain corporate activities that could benefit the other shareholders of the Company, or in favor of certain actions that could benefit them but not be in the best interests of the Company's other shareholders, such as any merger or acquisition or other takeover proposition offers the Company could in the future receive from third parties.

     Shares Eligible for Future Sale; Outstanding Options and Warrants. There are currently 7,704,500 shares of Common Stock of the Company outstanding and options and warrants to acquire an additional 6,687,554 shares of Common Stock are also outstanding. The voting power of each holder of Common stock would be diluted by the issuance of these additional shares of Common Stock are also outstanding. Moreover, the prevailing market price for the Common Stock may be materially and adversely affected by the addition of a substantial number of shares of Common Stock, including the shares offered hereby, into the market or by the registration under the Securities Act for the sale of the shares underlying such options and warrants.

     Risks of Acquisitions. The Company may at times become involved in discussions with potential acquisition candidates. However, there can be no assurances that the Company will identify and/or consummate any acquisitions, or that such acquisitions, if completed, will be successful. In addition, should the Company consummate an acquisition, such acquisition could have an adverse effect on the Company's liquidity and earnings.

     New Products. As a result of changing consumer preferences, many products in the toy industry are successfully marketed for only one or two years. In the event a new product does not receive sufficient market acceptance, the Company may be required to sell inventory, if any exists, of such products at a substantial discount. Accordingly, the success of the Company is dependent in large part on its ability to secure the rights to distribute new products and to secure new character and well-known brand name licenses for existing or new product lines. There can be no assurance, however, that any new products will be successful or meet with the same success as the Company's existing products.

     Government Regulation. The Company is subject to the provisions of various laws, certain of which have been enacted by the Federal Government of Canada and others which have been enacted by the government of the Province of Quebec and other Canadian provinces. The laws of Canada, to which the Company is subject, include the Hazardous Products Act which empowers the government to protect children from hazardous toys and other articles. Under that legislation the government has the authority to exclude from the market those articles which are found to be hazardous. The Company is also subject to the Consumer Packaging and Labeling Act enacted by the government of Canada, which legislation prohibits the importing into Canada of prepackaged items and which prohibits the sale or import or advertising in Canada of items which have misleading information on their label.

     Competition. Competition in the toy industry is intense. Many other companies involved in such businesses in Canada and the United States have greater financial resources than the Company, and larger sales forces, greater name recognition, larger facilities for product development and products that may be more competitively priced than the Company's products.

     Maintenance Criteria for NASDAQ Securities; Disclosure Relating to Low-Priced Stocks. In order to continue to be included on NASDAQ, a company currently must maintain $2 million in total assets, a $200,000 market value of the public float and $1 million in total capital and surplus. In addition, continued inclusion requires two market-makers, at least 300 holders of the Common Stock and a minimum bid price of $1 per share; provided, however, that if a company falls below such minimum bid price, it will remain eligible for continued inclusion in NASDAQ if the market value of the public float is at least $1 million and the Company has $2 million in capital and surplus.

     On November 6, 1996, the Board of Directors of the National Association of Securities Dealers, Inc., approved proposed changes to the maintenance standards for securities listed on NASDAQ. The changes would (i) increase the required market value of public float from $200,000 to $1,000,000; (ii) require maintenance of $2 million in Net Tangible Assets (defined to mean total assets less total liabilities and goodwill) or net income of $500,000 in two of the last three years or a market capitalization of $35 million. In addition, the changes would impose corporate governance standards consisting of (i) a minimum of two independent directors; (ii) an audit committee, a majority of the members of which are independent directors; (iii) an annual shareholder meeting; and (iv) shareholder approval for certain corporate actions. These proposed changes will become effective if, after the expiration of the thirty-day comment period, they are approved by the Commission.

     The failure to meet these maintenance criteria in the future may result in the discontinuance of the inclusion of the Company's Common Stock on NASDAQ. In such event, trading, if any, in the Company's Common Stock may then continue to be conducted on the electronic bulletin board operated by the National Association of Securities Dealers, Inc. or on the "pink sheets." As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the shares of the Company's Common Stock. In addition, the Company would be subject to a rule promulgated by the Commission that, if the Company fails to meet certain criteria set forth in such rule, imposes various sales practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transactions prior to sale. Consequently, the rule may have an adverse effect on the ability of broker-dealers to sell the Company's Common Stock, which may affect the ability of purchasers of the Shares offered hereby to sell the Company's Common Stock in the secondary market.

     The Commission has also adopted rules that define a "penny stock." Although the Common Stock is currently outside the definitional scope of a penny stock under the new rules, in the event the Company's Common Stock were subsequently characterized as a penny stock, broker-dealers dealing in the Company's Common Stock will be subject to the disclosure rules for transactions involving penny stocks. The additional burdens imposed upon broker-dealers may discourage broker-dealers from effecting transactions in penny stocks which could reduce the liquidity of the Company's Common Stock. These new rules could then have a material adverse effect on the trading market for the Company's Common Stock.

     No Dividends. The Company has not paid any cash or other dividends on its Common Stock and does not expect to declare or pay any cash dividends in the foreseeable future. In addition, the Company's current credit agreement with its bank restricts the payment of any dividends without the bank's prior consent.

                          FORWARD LOOKING STATEMENTS

     To the extent identified therein, certain of the documents incorporated herein by reference contain statements that are forward looking statements that involve risks and uncertainties. Accordingly, as described therein, no assurances can be given that the actual events and results will not be materially different from the anticipated events and results described in the forward looking statements.

                             SELLING STOCKHOLDERS

     The following table sets forth information regarding the beneficial ownership of the Company's Common Stock by the Selling Stockholders identified below prior to this offering, the maximum number of shares of Common Stock to be sold in this offering by each of the Selling Stockholders pursuant to this Prospectus and the beneficial ownership of the Company's Common Stock by the Selling Stockholders after this offering, assuming that all shares of Common Stock offered hereby are sold.

                              Maximum
                              Shares           Number of       Shares
                              Beneficially     Shares To    Beneficially
                              Owned Prior      Be Sold In   Owned After
                              to Offering      This         Offering (1)
                              ---------------              ----------------
Name           of             Number   Percent Offering    Number    Percent
Beneficial Owner
------------------            -------  ------ ------------ --------  ------

Roger W. Lehmann              50,958    *      50,958       -0-        *
c/o Edison Corporate Center
3100 Woodbridge Ave.
Suite 102
Edison, NJ 08837

Michael I. Satten             50,958    *      50,958       -0-        *
26 Cow Lane
Kings Point, NY 11024

Stephanie Janis, Inc.         50,958    *      50,958       -0-        *
64 West 15th Street
Suite 3E
New York, NY 10011

Robert S. Stoll               30,612    *      30,612       -0-        *
Stoll, Miskin, Prevido
& Hoffman
6110 The Empire State
Building
New York, NY 10118
________
* Less than 1%

     (1)...Assumes the sale of all shares of Common Stock registered hereunder, although none of the Selling Stockholders are under any obligation known to the Company to sell any shares.

     The Selling Stockholders acquired the Common Stock offered hereby pursuant to a Settlement Agreement resulting from the lawsuit entitled Roger W. Lehmann and Michael I. Satten v. Stephen Altro, David Mars, Lawrence Bernstein, Grand Toys International, Inc. and Grand Toys, Ltd. Messrs. Lehmann and Statten are two inventors who had royalty agreements with Grand US. One of the agreements had been personally guaranteed by Messrs. Mars, Altro and Bernstein, the former president of the Company and Grand US, and the Company. Plaintiffs had sued based upon, among other things, for breach of contract and claimed damages between $1 million and $5 million. In addition to the subject shares of Common
Stock, the Selling Stockholders received a cash payment pursuant to the settlement.

     None of the Selling Stockholders nor any of their respective affiliates is an officer, director, employee or affiliate of the Company.

     The Company will pay the expenses of registering the shares of Common Stock being sold hereunder which are estimated to be $5,351.97.

                              PLAN OF DISTRIBUTION

     The Company's Common Stock is quoted on NASDAQ under the symbol "GRIN." The Selling Stockholders may from time to time sell all or a portion of the shares of Common Stock offered hereby in transactions on NASDAQ, in the over-the-counter market, in privately-negotiated transactions or a combination of such methods of sale, in each case at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The shares of Common Stock offered hereby may be sold directly or through broker-dealers. If shares of Common Stock are sold through broker-dealers, the Selling Shareholders may pay brokerage commissions and charges. The methods by which the shares of Common Stock offered hereby may be sold include (a) a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this Prospectus; (c) exchange distributions and/or secondary distributions in accordance with the rules of The NASDAQ Stock Market; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (e) privately negotiated transactions.

     The Common Stock offered hereby will be sold by the Selling Stockholders acting as principal for their own account, and the Company will receive no proceeds from this offering. The Selling Stockholders will pay all applicable stock transfer taxes, transfer fees and brokerage commissions or discounts. The Company has agreed to bear the cost of preparing the Registration Statement of which this Prospectus is a part and all filing fees and legal and accounting expenses in connection with registration of the shares of Common Stock offered hereby under federal and state securities laws.

     The Selling Stockholders and any broker-dealers through or to whom the shares of Common Stock offered hereby may be sold may be deemed "underwriters" within the meaning of the Securities Act, in which event, all brokerage commissions or discounts and other compensation received by such broker-dealer may be deemed to be underwriting discounts or commissions under the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of shares of Common Stock against certain liabilities, including liabilities under the Securities Act.

     There can be no assurance that the Selling Stockholders will sell any or all of the shares of Common Stock offered hereby.

                                LEGAL MATTERS
     The legality of the shares offered hereby has been passed upon for the Company by Piper & Marbury L.L.P., 1251 Avenue of the Americas, New York, New York 10020-1104.

                                   EXPERTS

     The consolidated financial statements of the Company incorporated by reference in this Prospectus and Registration Statement, have been audited by KPMG, independent auditors, to the extent indicated in their reports thereon also incorporated by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

==================================     ==================================




      No    person    has    been               183,486 Shares
authorized   by  the  Company  to
give any  information  or to make
any  representations  other  than
those     contained    in    this
Prospectus  in  connection   with
the  offer   contained   in  this
Prospectus,   and  if   given  or
made,    such    information   or       GRAND TOYS INTERNATIONAL, INC.
representations    may   not   be
relied   upon  as   having   been
authorized  by the Company.  This                Common Stock
Prospectus  does  not  constitute
an    offer    to   sell   or   a
solicitation  of an  offer to buy
any  of  the  securities  in  any
jurisdiction  in which such offer
or     solicitation     is    not
authorized,   or  in  which   the
person   making   such  offer  or                 PROSPECTUS
solicitation  is not qualified to
do so,  or to any  person to whom
it  is   unlawful  to  make  such
offer  or  solicitation.  Neither
the  delivery of this  Prospectus
nor  any  sale   made   hereunder
shall create an implication  that
there  has been no  change in the
affairs of the Company  since the
date hereof.



  _____________________________

                                                            , 1996


        TABLE OF CONTENTS

 ......                    Page

Available Information......2
Incorporation of Certain
   Documents by Reference..2
The Company................4
Use of Proceeds............5
Risk Factors...............5
Forward Looking Statements.7
Selling Stockholders.......8
Plan of Distribution.......8
Legal Matters..............9
Experts....................9












==================================     ==================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS



      Item 14.  Other Expenses of Issuance and Distribution.



      The following table sets forth the expenses in connection with this Registration Statement. The Company will pay all expenses of the offering. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.


      SEC Registration Fee...............................$     68.97
      Nasdaq Listing Fees................................       -0-
      Legal Fees and Expenses............................     5,000.00
      Transfer Agent and Registrar Fees..................       283.00

        TOTAL............................................$    5,351.97


      Item 15.  Indemnification of Directors and Officers.

     The rights of the Company or its shareholders to sue any director or officer of the Company for misconduct in conducting the affairs of the Company as an officer or director is limited by Article XII of the Company's Articles of Incorporation and Nevada statutory law to cases for damages resulting from breaches of fiduciary duties involving acts or omissions involving intentional misconduct, fraud, knowing violations of the law or the unlawful payment of dividends. Ordinary negligence is not a ground for such a suit. The statute does not limit the liability of directors or officers for monetary damages under the federal securities laws. The Company also has the obligation, pursuant to
Article IX of the Company's Amended and Restated Bylaws, to indemnify any and all of its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which the Company owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by any such person in connection with the defense of any action, suit or proceeding in which such person is made a party, by reason of being or having been a director or officer of the Company, or of such other corporation, except in relation to matters as to which any such person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

     The Company maintains a directors' and officers' liability insurance policy covering certain liabilities that may be incurred by directors and officers in connection with the performance of their duties. The entire premium for such insurance is paid by the Company. Accordingly, indemnification may occur for liabilities arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      Item 16.  Exhibits.

 Exhibit No.                     Description

     3        Bylaws of the Company

     5 Opinion of Piper & Marbury L.L.P. regarding the legality of the securities being registered (contains Consent of Counsel).*

     24.1     Consent of Piper & Marbury L.L.P. (see Exhibit 5)*

     24.2     Consent of KPMG

*  to be filed by amendment

      Item 17.  Undertakings.

     (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (c)  The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (d)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                (i)  To  include  any  prospectus   required  by  Section
      10(a)(3) of the Securities Act, as amended;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

           (2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Dorval, Quebec, Canada, on this day of December, 1996.

                          GRAND TOYS INTERNATIONAL, INC.


                          By: /s/ Stephen Altro
                          Stephen Altro, President and Director


                          By: /s/ Ron Goldenberg
                          Ron Goldenberg, Executive Vice-President and Director

     In accordance with the requirements of the Securities Act, this Registration Statement was signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below authorizes and appoints each of Stephen Altro and Ron Goldenberg, and each of them severally, acting alone and without the other, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below all amendments and post-effective amendments to this Registration Statement as either such attorney-in-fact may deem necessary or appropriate.

        Signature       Title                                Date

                        President and Director
/s/ stephen Altro       (Principal Executive             December 19, 1996
Stephen Altro           Officer)


/s/ David Mars          Vice Chairman                    December 19, 1996
David Mars              and Director

/s/ Ron Goldenberg      Executive Vice President,
Ron Goldenberg          Chief Financial Officer,
                        Secretary, Treasurer and         December 19, 1996
                        Director (Principal
                        Financial and Accounting
                        Officer)

/s/ James B. Rybakoff   Director                         December 19, 1996
James B. Rybakoff


/s/ Elliot Bier         Director                         December 19, 1996
Elliot Bier

                              EXHIBIT INDEX

                                                    Sequentially
 Exhibit No.               Description              Numbered Page

     3        Bylaws of the Company

     5        Opinion of Piper & Marbury L.L.P.
              regarding the legality of the
              securities being registered (contains
              Consent of Counsel).*

     24.1     Consent of Piper & Marbury L.L.P.*
              (see Exhibit 5).

  24.2     Consent of KPMG

* to be filed by amendment

                                   EXHIBIT 3

                         AMENDED AND RESTATED BYLAWS OF

                         GRAND TOYS INTERNATIONAL, INC.


                                    ARTICLE I

                                     OFFICES

     Section 1. Registered Office. The registered office of the above-named corporation shall be located at 115 Taurus Circle, Reno, Nevada 89511.

     Section 2. Other Offices. The corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

     Section 1. Time and Place. All Meetings of the stockholders for any purpose shall be held at such time and place, either within or without the State of Nevada, as shall be designated from time to time by the Board of Directors and stated in the notice of the Meeting or in a duly executed waiver of notice thereof.

     Section 2. Annual Meeting. Annual Meetings of stockholders, shall be held on the First Monday in June if not a legal holiday, and, if a legal holiday, then on the next business day following, at 10:00 A.M., or at such other date and time as shall be designated from time to time by the Board of Directors. For the purposes of these bylaws a "business day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York, New York are authorized or obligated by law or executive order to be closed. At the annual Meeting, holders of the corporation's voting stock, shall elect, by a plurality vote, a Board of Directors and transact such other business as may properly be brought before the Meeting.

     Section 3. Notice of Annual Meeting. Written notice of the annual Meeting, stating the place, date and time of the Meeting, shall be given to each stockholder entitled to vote at such Meeting not less than ten (10) nor more than sixty (60) days before the date of the Meeting.

     Section 4. List of Stockholders. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least five (5) days before every Meeting of stockholders, a complete list of the stockholders entitled to vote at the Meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the Meeting, during ordinary business hours, for a period of at least five (5) days prior to the Meeting, either at a place within the city where the Meeting is to be held, which place shall be specified in the notice of the Meeting or, if not so specified, at the place where the Meeting is to be held. The list shall also be produced and kept at the time and place of the Meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 5. Special Meetings. Special Meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called by the President and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed Meeting.

     Section 6. Notice of Special Meetings. Written notice of a special Meeting, stating the place, date and time of the Meeting and the purpose or purposes for which the Meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the Meeting, to each stockholder entitled to vote at such Meeting.

     Section 7. Limit on Business at Special Meetings. Business transacted at any special Meeting of stockholders shall be limited to the purposes stated in the notice.

     Section 8. Quorums. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all Meetings of stockholders for the transaction of business, except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any Meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the Meeting from time to time, without notice other than announcement at the Meeting of the time and place of such adjourned Meeting, until a quorum shall be present by proxy or represented by proxy. At any adjourned Meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the Meeting as originally called. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned Meeting, a notice of the adjourned Meeting shall be given to each stockholder of record entitled to vote at the Meeting.

     Section 9. Voting at Meetings. When a quorum is present at any Meeting, the vote of the holders of a majority of the stock having voting power, present in person or represented by proxy, shall decide any question brought before such Meeting, unless the question is one upon which by express statutory provision or provision of the certificate of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

     Section 10. Voting Power. Unless otherwise provided in the articles of incorporation, each stockholder shall at every Meeting of the stockholders be entitled to one (1) vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be shall be valid after the expiration of 6 months from the date of its creation, unless it is coupled with an interest, or unless the stockholder specifies in it the length of time for which it is to continue in force, which may not exceed 7 years from the date of its creation.

     Section 11. Written Consent Without Meeting. Unless otherwise provided in the articles of incorporation, any action required to be taken at any annual or special Meeting of stockholders of the corporation, or any action which may be taken at any annual or special Meeting of such stockholders, may be taken without a Meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a Meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of corporate action without a Meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                ARTICLE III
                                 DIRECTORS

     Section 1. General Powers. The business of the corporation shall be managed by, or under the direction of, its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute, the articles of incorporation or these bylaws, directed or required to be exercised or done by the stockholders.

         Section 2. Election and Tenure. The number of directors which shall constitute the whole board shall be a minimum of one (1). The number of directors shall be determined by the Board of Directors or by the stockholders at any Meeting. Except as provided in Section 3 of this Article III, each director shall hold office until his successor or successors are elected and shall qualify or until his earlier resignation or removal.

     Section 3. Vacancies and Newly Created Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office for the remainder of the term of the directors whom they replaced and until their successors are duly elected and qualified, or until their earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

     Section 4. Place of Meetings. The Board of Directors of the corporation may hold Meetings, both regular and special, either within or without the State of Nevada.

     Section 5. Annual Meetings. The first Meeting of each newly elected Board of Directors shall be held immediately after the annual Meeting and no notice of such Meeting shall be necessary to the newly elected directors in order legally to constitute the Meeting, provided a quorum shall be present.

     Section 6. Regular Meetings. Regular Meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

     Section 7. Special Meetings. Special Meetings of the Board of Directors may be called by the President on two (2) days' notice to each director, either personally, by mail, by telegram, by telex or by facsimile transmission; special Meetings shall be called by the President in like manner and on like notice upon the written request of a majority of the directors then in office. Any notice may be given by the Secretary and need not state the purpose or purposes of the Meeting unless otherwise required by these bylaws.

         Section 8. Quorum and Adjournments. At all Meetings of the board, a majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any Meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the articles of incorporation. If a quorum shall not be present at any Meeting of the Board of Directors, the directors present thereat may adjourn the Meeting from time to time without notice other than announcement at the Meeting until a quorum shall be present.

     Section 9. Action by Consent. Any action required or permitted to be taken at any Meeting of the Board of Directors or of any committee thereof may be taken without a Meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing and the writing is filed with the minutes of the proceedings of the board or committee.

     Section 10. Meetings by Telephone or Similar Communications Equipment. Members of the Board of Directors or any committee designated by the Board of Directors may participate in a Meeting of the Board of Directors or any committee by means of telephone conference or similar method of communications by which all persons participating in the Meeting can hear each other, and such participation in a Meeting shall constitute presence in person at the Meeting.

     Section 11. Compensation. Unless otherwise restricted by the articles of incorporation or these bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each Meeting of the Board of Directors and may be paid a fixed sum for attendance at each Meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee Meetings.

     Section 12. Removal of Directors. Unless otherwise restricted by statute or by the articles of incorporation, any director or the entire Board of Directors may be removed, with or without cause, by the holders of not less than two-thirds of the shares entitled to vote at an election of directors.

     Section 13. Resignation of Directors. Any director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the corporation. Unless otherwise specified in such notice, a resignation shall take effect upon the delivery thereof to the Board of Directors or the designated officer. It shall not be necessary for a resignation to be accepted before it becomes effective.

                                   ARTICLE IV
                                   COMMITTEES

     Section 1. Designation. The Board of Directors may, by resolution passed by a majority of the whole board, designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the corporation. The board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any Meeting of the committee.

     In the absence or disqualification of a member of a committee, the member or members thereof present at any Meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the Meeting in the place of any such absent or disqualified member.

     Section 2. Powers. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 78.196 of the Nevada General Corporation Law, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution or amending these bylaws; and, unless the resolution or the certificate of incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     Section 3. Minutes and Reports. Each committee shall keep regular minutes of its Meetings and report the same to the Board of Directors when required.


                                 ARTICLE V

                                  NOTICES

     Section 1. Form and Delivery. Whenever, under the provisions of statutes, the certificate of incorporation or these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram, telex or facsimile transmission at such director's address as it appears in the corporation's records.

     Section 2. Waiver. Whenever any notice is required to be given under the provisions of statutes, the certificate of incorporation or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to receipt of the notice.

     Section 3. Attendance at Meetings as Waiver of Notice. Any stockholder who attends a Meeting of stockholders in person or is represented at that Meeting by proxy without protesting, at the commencement of the Meeting, the lack of notice to him or any director who attends a Meeting of the Board of Directors without protesting, at the commencement of the Meeting, the lack of notice to him shall, in each case, be conclusively deemed to have waived notice of that Meeting.

                                ARTICLE VI

                                 OFFICERS

     Section 1. Designation. The officers of the corporation shall be chosen by the Board of Directors and shall be a President, a Treasurer and a Secretary. The Board of Directors may also choose one or more Vice Presidents and one or more Assistant Treasurers and Assistant Secretaries. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.

     Section 2. Election. The Board of Directors at its annual Meeting shall choose a President, a Treasurer and a Secretary and may choose such other officers as it deems appropriate.

     Section 3. Powers and Other Duties. The officers shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     Section 4. Salaries. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

     Section 5. Term of, and Removal from, Office. The officers of the corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

     Section 6. The President. The President shall be the chief executive officer and chairman of the Board of Directors of the corporation. The President shall preside at all Meetings of the stockholders and the Board of Directors, shall have general and active management of the day-to-day operations of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

     The President shall, under the seal of the corporation, execute bonds, mortgages and other contracts requiring a seal except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

     Section 7. The Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular Meetings or when the Board of Directors so requires, an account of all the Treasurer's transactions and of the financial condition of the corporation.

     If required by the Board of Directors, the Treasurer shall give the corporation a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the Treasurer's office and for the restoration to the corporation, in case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under the Treasurer's control belonging to the corporation.

     Section  8.  Vice  Presidents.   The  Vice  Presidents  or  Executive  Vice
Presidents, if any, shall perform such duties and have such powers as the Board of Directors may from time to time prescribe.

     Section 9. The  Secretary.  The Secretary  shall attend all Meetings of the
Board of Directors and all Meetings of the stockholders and record all the proceedings of the Meetings of the Board of Directors and of the stockholders in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all Meetings of the stockholders and special Meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be. The Secretary shall have custody of the corporate seal of the corporation and the Secretary or an Assistant Secretary shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the Secretary's signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by the Secretary's signature.

     Section 10. The Assistant Treasurers and Secretaries. The Assistant Treasurer and Assistant Secretary (or, if there is more than one, the Assistant Treasurers and Assistant Secretaries in the order designated by the Board of Directors or, if there be no such designation, then in the order of their election) shall, in the absence of the Treasurer or Secretary, or in the event of the Treasurer's or Secretary's inability or refusal to act, perform the duties and exercise the powers of the Treasurer or Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                ARTICLE VII

                          CERTIFICATES FOR SHARES

     Section 1. Form and Signatures. The shares of the corporation shall be represented by a certificate or shall be uncertificated. Certificates shall be signed by, or in the name of the corporation by, the President and the Treasurer or Secretary or an Assistant Treasurer or Assistant Secretary of the corporation.

     Upon the face or back of each stock certificate issued to represent any partly paid shares, or upon the books and records of the corporation in the case of uncertificated partly paid shares, shall be set forth the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.

     If the corporation shall be authorized to issue more than one (1) class of stock or more than one (1) series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock; provided that, except as otherwise provided in Section 78.195(5) of the State of Nevada General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or faces of the certificate which the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 78.195, 78.242(3) or 78.365(1) of the Nevada General Corporation Law or a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     Section 2. Signature on Certificates. Any or all of the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     Section 3. Lost Certificates. The Board of Directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors may require the owner or his legal representative to give the corporation a bond in such sum as it may direct as indemnity against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 4. Transfers of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instruments from the registered owner of uncertificated shares, such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation.

     Section 5. Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any Meeting of stockholders or any adjournment thereof, to express consent to corporate action in writing without a Meeting, to receive payment of any dividend or other distribution or allotment of any rights, to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such Meeting nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a Meeting of stockholders shall apply to any adjournment of the Meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned Meeting.

     Section 6. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by statute.

                         ARTICLE VIII GENERAL PROVISIONS

     Section 1. Dividends. Dividends upon the outstanding capital stock of the corporation, subject to the provisions of the statutes or the articles of incorporation, may be declared by the Board of Directors at any regular or special Meeting of directors and dividends may be paid in cash, property or in shares of the capital stock.

     Section 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the corporation or for such other purpose as the directors shall think conducive to the interest of the corporation and the directors may modify or abolish any such reserve in the manner in which it was created.

     Section 3. Annual Statement. The Board of Directors shall present at each annual Meeting or special Meeting of the stockholders, when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

     Section 4. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     Section 5. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

     Section 6. Corporate Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Nevada." The seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise.

                                   ARTICLE IX

                                 INDEMNIFICATION

     The corporation shall indemnify any and all of its Directors or Officers or former Directors or Officers or any person who may have served at its request as a Director or Officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been Directors or Officers or a Director or Officer of the corporation, or of such other corporation, except, in relation to matters as to which any such Director or Officer or former Director or Officer or person shall be adjudged in such action, suits or proceedings to be liable for negligence or misconduct, in the performance of duty. Such indemnification shall not be deemed exclusive of any others' rights to which those indemnified may be entitled, under bylaw, agreement, vote or stockholders or otherwise.



                                    ARTICLE X

                                   AMENDMENTS

     These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the certificate of incorporation, at any regular Meeting of the stockholders or of the Board of Directors or at any special Meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new bylaws is contained in the notice of such special Meeting. If the power to adopt, amend or repeal bylaws is conferred upon the Board of Directors by the certificate of incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal bylaws.

                                                  Exhibit 24.2

The Board of Directors
Grand Toys International, Inc.



We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

KPMG

Saint-Laurent, Canada
December 19, 1996